UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 18, 2010
Date of Report (Date of earliest event reported)

Commission File Number: 333-152242

Yinfu Gold Corporation
(Exact name of registrant as specified in its charter)

Wyoming, United States
(State or other jurisdiction of incorporation or organization)

20-8531222
(I.R.S. Employer ID Number)

Level 19, Two International Finance Centre, 8 Finance St., Central, Hong Kong
(Address of principal executive offices) (Zip code)

(852) 2251 1695
(Issuer's telephone number)

Element92 Resources Corp.
(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 18, 2010 Yinfu Gold Corp., formerly Element92 Resources Corp., (the "Company") received notification from the Financial Industry Regulatory Authority (FINRA) that the Company’s name change had been posted as effective with FINRA. The trading symbol has not changed. The name change did not occur as a result of a completion of an acquisition or disposition of assets, any changes to the Company’s shares, any change in control, nor as a result of a reverse merger.

Yinfu Gold Corp. is a mineral exploration and mining company incorporated in the state of Wyoming. The Company owns two gold mines in Shandong, China, and holds options on fourteen mineral claims located in Huddersfield Township and Clapham Townships in the Province of Quebec, Canada. Yinfu Gold trades on the OTCBB under the symbol "ELRE." The Company also owns a 51% interest in Legarleon Precious Metals, Ltd. Legarleon is a Hong Kong company with a seat on The Chinese Gold & Silver Society Exchange based in Hong Kong. The Gold Exchange provides local and international investors with a gold market in which they can exploit gold as a vehicle of investment, speculation, hedging and arbitrage. The transfer agent is Transfer Online, Inc. of Portland, Oregon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2010

YINFU GOLD CORPORATION

  /s/ Daniel S. Mckinney

Daniel Mckinney

President, Chief Executive Officer